UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2025

The Greater Cannabis Company Inc.
(Exact name of registrant as specified in charter)

Florida	000-56027	30-0842570
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Walker Ave, Suite 101, Baltimore, MD	21208
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (443)-738-4051

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	GCAN	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

As used in this Current Report on Form 8-K, and unless otherwise indicated, the terms “the Company,” “GCAN,” “we,” “us” and “our” refer to The Greater Cannabis Company, Inc. and its subsidiaries.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure set forth in Item 8.01 of this Current Report on Form 8-K is incorporated into this item by reference.

Item 8.01 Other Matters.

Designation of Series B Convertible Preferred Stock

On October 22, 2025, we filed Articles of Amendment to our Articles of Incorporation with the Secretary of State of Florida, creating a new class of 1,000 shares of preferred stock, $0.001 per share, designated as Series B Convertible Preferred Stock (the “Series B Preferred Shares”). A copy of the Articles of Amendment is included as Exhibit 3.1 to this Report.

The Series B Preferred Shares are being issued to Aitan Zacharin, our Chief Executive Officer and sole director in consideration of his waiving $20,000 in accrued but unpaid compensation due him from the Company. As more fully set forth below, the issuance of the Series B Preferred Shares will afford Mr. Zacharin voting control of the Company.

The Series B Preferred Shares have the following rights, features, privileges and limitations (in pertinent part):

Voting Rights. The Series B Preferred Shares vote together with shares of our common stock and our Series A Preferred Shares as a single class on all matters presented to a vote of holders of our capital stock, except as required by law. The Series B Preferred Shares entitle the holder thereof to 51.0% of the total voting power of the Company and to thereby control the Company’s business and affairs. In the event the Series B Preferred Shares are converted in part into shares of our common stock as set forth below or the holder transfers or seeks to transfer any of the Series B Preferred Shares to a third party, other than by the laws of descent and distribution, the super-voting rights described herein will terminate and the Series B Preferred Shares will vote on an “as converted basis” together with shares of our common stock and our Series A Preferred Shares as a single class on all matters presented to a vote of holders of our capital stock, except as required by law.

Dividends. The Series B Preferred Shares do not have dividend rights.

Liquidation, Dissolution, or Winding Up. Series B Preferred Shares will be entitled to a preference of $0.001 per share to shares of our common stock and Series B Preferred Shares in the event of a liquidation, dissolution or winding up of the Company.

Conversion Rate and Adjustments.

Conversion Rate. The Conversion Rate shall be 100,000 shares of common stock (as adjusted as provided for below) for each Series B Preferred Share.

Adjustment for Stock Splits and Combinations. If the Company shall at any time or from time to time after the issuance of the Series B Preferred Shares effect a subdivision of the outstanding common stock, the Conversion Rate then in effect immediately before that subdivision shall be proportionately increased. If the Company shall at any time or from time to time after the issuance of the Series B Preferred Shares combine the outstanding shares of common stock, the conversion rate then in effect immediately before the combination shall be proportionately decreased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

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Adjustment for Merger or Reorganization, etc. If there shall occur any reorganization, recapitalization, reclassification, consolidation, or merger involving the Company in which the common stock (but not the Series B Preferred Shares) is converted into or exchanged for securities, cash, or other property, then, following any such reorganization, recapitalization, reclassification, consolidation, or merger, each Series B Preferred Share shall thereafter be convertible in lieu of the common stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property that a holder of the number of shares of common stock of the Company issuable upon conversion of one Series B Preferred Share immediately prior to such reorganization, recapitalization, reclassification, consolidation, or merger would have been entitled to receive pursuant to such transaction.

Conversion.

(a) Series B Preferred Shares are convertible into common stock at the option of the holder in whole or in part at any time at the conversion rate then in effect.

(b) If so required by the Company, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Company, duly executed by the registered holder or by his, her, or its attorney duly authorized in writing. As soon as practicable after a conversion and the surrender of the certificate or certificates for Series B Preferred Shares, the Company shall cause to be issued and delivered to such holder, or on his, her, or its written order, a certificate or certificates for the number of full shares of common stock issuable on such conversion and cash b) in respect of any fraction of a share of common stock otherwise issuable upon such conversion.

(c) All certificates or other form of ownership evidencing shares of Series Preferred Shares (if any) that are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the date on which such preferred shares were converted, be deemed to have been retired and canceled and the shares of Series B Preferred Shares represented thereby converted into common stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates or other form of ownership on or prior to such date. Such converted Series B Preferred Shares may not be reissued as shares of such Series, and the Company may thereafter take such appropriate action (without the need for shareholder action) as may be necessary to reduce the authorized number of Series B Preferred Shares accordingly.

The above description of the Series B Preferred Shares is qualified in its entirety by reference to the Amendment authorizing creation of the Series B Preferred Shares, a copy of which is attached as Exhibit B to this Information Statement.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
3.1	Articles of Amendment to Articles of Incorporation of The Greater Cannabis Company, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 27, 2025	THE GREATER CANNABIS COMPANY INC.

	By:	/s/ Aitan Zacharin
Aitan Zacharin Chief Executive Officer

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